EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, James W.P. Reid-Anderson, Chairman of the Board of Directors, President and Chief Executive Officer of Dade Behring Holdings, Inc. (the “Company”) has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (the “Report”).

The undersigned hereby certifies that to his knowledge:

1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James W.P. Reid-Anderson
Date: August 1, 2005	James W.P. Reid-Anderson
Chairman of the Board, President and Chief Executive Officer

*      A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.